Constellation Brands, Inc.
                           300 WillowBrook Office Park
                                Fairport NY 14450



13 January 2003


The Directors
BRL Hardy Limited
Reynell Road
Reynella
South Australia 5161
Australia


                         STRICTLY PRIVATE & CONFIDENTIAL


Gentlemen

We refer to the mutual interest expressed by BRL Hardy Limited ("BRL Hardy") and Constellation Brands, Inc. ("Constellation") to pursue certain business opportunities, which may include a merger of our respective businesses or part thereof (such activities being referred to in this letter collectively as the "Transaction") and the letter dated 18 November 2002 from BRL Hardy to Constellation relating to the exchange of confidential information between the parties in relation to the Transaction (the "Confidentiality Letter").

This letter records that in consideration of Constellation committing time and money to pursuing the Transaction, BRL Hardy agrees to abstain from taking certain actions as set forth in this letter.

1.          DEFINITIONS

            In this letter:

            "Affiliate" means, in relation to a party another Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such party.

            "Board" means the board of directors of BRL Hardy.

            "Corporations Act" means the Corporations Act 2001 of the Commonwealth of Australia.

            "No Solicitation Period" means the period starting on the date of this Letter and finishing either:

            (a)         on 28 February 2003 if:

                        (i) no proposal to enter into a Transaction is received from Constellation by and including that date; or

                        (ii) a proposal to enter into a Transaction is received from Constellation by and including that date, but BRL Hardy and Constellation have not entered into a Transaction Agreement by and including that date; or

            (b) if a proposal is received by 28 February 2003 and an agreement is entered into by that date between BRL Hardy and Constellation which provides for the implementation of a Transaction, on the first to occur of:

                        (i)   the date on which the Transaction is completed;
                              and

                        (ii) the date on which the Transaction Agreement is validly terminated in accordance with its terms.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

            "Representative" means, in relation to a party, that party's directors, officers, employees, agents or advisers (including without limitation lawyers, accountants, consultants, bankers, financial advisers and any representatives of those advisers).

            "Superior Proposal" means any bona fide proposal by a Person to acquire all or a majority of the shares in BRL Hardy or all or a majority of the assets of BRL Hardy and its Affiliates that:

            (a) in the good faith determination of the Board after consultation with BRL Hardy's financial and legal advisers is reasonably capable of being completed, taking into account all aspects of such proposal and the Person making such proposal; and

            (b) in the good faith determination of the Board (based on the written opinions, with only customary qualifications, of BRL Hardy's financial advisers) would, if consummated in accordance with its terms, result in a transaction more favourable from a financial point of view to the shareholders of BRL Hardy than the Transaction (or any counterproposal made by Constellation as the case may be) taking into account all the terms and conditions of such proposal.

            "Third Party Proposal" means any expression of interest, proposal or offer by any Person (other than Constellation or an Affiliate of Constellation) to evaluate or enter into any transaction which is similar to the Transaction or under which:

            (a) that Person may acquire a relevant interest (as defined in the Corporations Act) in more than 15% of the share capital of BRL Hardy or any Affiliate of BRL Hardy;

            (b) that Person may acquire, directly or indirectly (including by way of joint venture, dual listed structure or otherwise), any interest in all or a substantial part of the business or assets of BRL Hardy or any Affiliate of BRL Hardy;

            (c) that Person may otherwise acquire control of or merge or amalgamate with BRL Hardy or an Affiliate of BRL Hardy;

            (d) BRL Hardy will issue a material amount of its share capital as consideration for the assets or share capital of another Person; or

            (e) BRL Hardy will effect or implement any reorganisation, recapitalisation or dissolution.

            "Transaction Agreement" means an agreement between BRL Hardy and Constellation which provides for the implementation of the Transaction.

2.          NO SOLICITATION

            Subject to paragraphs 4 and 5 of this letter, BRL Hardy agrees that during the No Solicitation Period, BRL Hardy must not, and must ensure that its Affiliates and its Representatives do not, except with the prior written consent of Constellation:

            (a) solicit, encourage or invite, directly or indirectly, any enquiries, discussions or proposals in relation to, or which may reasonably be expected to lead to, a Third Party Proposal;

            (b) initiate or continue any discussions or negotiations in relation to, or which may reasonably be expected to lead to, a Third Party Proposal or which might otherwise lead to the Transaction not proceeding, whether any such discussions or negotiations are solicited or encouraged by BRL Hardy or otherwise;

            (c) enter into any agreement, arrangement or understanding in relation to or which may reasonably be expected to lead to a Third Party Proposal;

            (d) approve, recommend or endorse, or propose to approve, recommend or endorse, any Third Party Proposal; or

            (e) communicate to any Person an intention to do any of the things referred to in paragraphs (a) to (d) above.

3.          NOTIFICATION OF APPROACHES

            BRL Hardy confirms that at the date of signing this Letter there have been no approaches from any party other than Constellation to merge with or make an offer for any part of BRL Hardy's share capital or assets and that since signing the Confidentiality Letter, BRL Hardy has not taken any action that would have breached paragraph 2 of this letter had it been operative.

            During the No Solicitation Period, BRL Hardy will promptly advise Constellation of:

            (a) any approach, inquiry or proposal made to, and any attempt to initiate negotiations or discussions with, BRL Hardy or any of its Affiliates or Representatives with respect to any Third Party Proposal, whether unsolicited or otherwise;

            (b) any request for information relating to BRL Hardy or any of its Affiliates or any of their businesses or operations or any request for access to the books or records of BRL Hardy or any of its Affiliates, which BRL Hardy has reasonable grounds to suspect may relate to a current or future Third Party Proposal; and

            (c) the identity of the Person or Persons taking the actions set forth in paragraphs 3(a) and (b), and the terms and conditions of any Third Party Proposal or any proposed Third Party Proposal.

4.          NORMAL PROVISION OF INFORMATION

            Nothing in this letter prevents BRL Hardy from:

            (a)         providing information to its Representatives;

            (b) providing information required to be provided to the Australian Stock Exchange; or

            (c) making presentations to brokers, portfolio investors and analysts in the ordinary course of business.

5.          FIDUCIARY DUTIES

            If at any time during the No Solicitation Period BRL Hardy receives a bona fide Third Party Proposal which was not solicited by BRL Hardy and was not otherwise brought about as a result of any breach by BRL Hardy of its obligations under this Letter and the Board acting in good faith:

            (a) determines after consultation with its financial and legal advisers that such Third Party Proposal is a Superior Proposal or is a proposal made in good faith in order to bring about a Superior Proposal and which is reasonably likely to result in a Superior Proposal by the party making the Third Party Proposal;

            (b) obtains a written opinion from Queen's Counsel or Senior Counsel practising in the field of corporate law in Australia to the effect that the directors of BRL Hardy must cause BRL Hardy to undertake any act or acts with respect to such Third Party Proposal which would otherwise be prohibited by the terms of this letter in order to discharge properly their fiduciary or statutory duties or to avoid a contravention of the law; and

            (c) provides a copy of the opinion referred to in (b) above to Constellation's Australian counsel under arrangements which preserve the legal professional privilege attaching to that opinion;

            then, subject to complying with its obligations under the paragraph 6 of this Letter, BRL Hardy may undertake the act or acts referred to in paragraph (b) above with respect to such unsolicited Third Party Proposal.

            If BRL Hardy either (i) receives from any Person in connection with a Third Party Proposal or (ii) pursuant to and in compliance with this Letter provides to any Person in connection with a Third Party Proposal, any correspondence, information or other written material ("Third Party Material"), BRL Hardy shall as promptly as practicable after receipt or delivery thereof provide to Constellation a copy of any such Third Party Material which has not previously been provided to Constellation.

6.          RIGHT TO MATCH

            (a) If at any time during the No Solicitation Period, BRL Hardy receives a Superior Proposal from any Person, then prior to the Board approving or recommending such Superior Proposal or entering into any agreement providing for such Superior Proposal, BRL Hardy shall give Constellation notice in writing of its intention to do so, which notice must state that the BRL Hardy Board has resolved, subject only to compliance with this paragraph 6(a), to approve such Superior Proposal or an agreement providing for such Superior Proposal, specify the terms and conditions of such Superior Proposal, identify the Person making such Superior Proposal and be accompanied by a written copy of such Superior Proposal and any proposed agreement providing for such Superior Proposal.

            (b) Constellation shall have the right, but not the obligation, at any time during the period of 3 Business Days following receipt by Constellation of the notice referred to in paragraph 6(a), to offer to amend the terms of the Transaction (a "Counterproposal").

            (c) If Constellation makes a Counterproposal within the period referred to in paragraph 6(b) then during the 3 Business Days following receipt of the Counterproposal (the "Review Period") BRL Hardy and the Board shall review in good faith the Counterproposal. If the Board determines that BRL Hardy's acceptance of the Counterproposal would result in the Superior Proposal referred to in paragraph 6(a) ceasing to be a Superior

                        Proposal, then BRL Hardy and Constellation must enter into an amended agreement in relation to the Transaction reflecting the Counterproposal.

            (d) If Constellation does not make a Counterproposal or if at the end of the Review Period the Board, acting in good faith, determines after consultation with its financial and legal advisors that, after taking the Counterproposal into account, the Superior Proposal referred to in clause paragraph 6(a) remains a Superior Proposal and is required to be pursued by BRL Hardy in order for the Board to discharge properly their fiduciary or statutory duties or to avoid a contravention of the law, then BRL Hardy must announce through the Australian Stock Exchange that the BRL Hardy Board recommends the Superior Proposal to BRL Hardy shareholders and on making such announcement shall be entitled to pursue the Superior Proposal.

            (e) BRL Hardy acknowledges and agrees that each material successive modification of any Third Party Proposal that is determined to be a Superior Proposal shall be deemed to constitute a new Superior Proposal for purposes of this paragraph 6.

7.          COUNTERPARTS, SEVERABILITY AND AMENDMENT

            This letter may be executed in one or more counterparts, all of which taken together shall constitute on and the same letter. Either party may enter into the agreement set forth in this letter by signing any such counterpart. If any provision of this letter is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this letter shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. Any amendment, modification or waiver of this letter or any part of it must be in writing signed by each of the parties to this letter.

8.          GOVERNING LAW AND JURISDICTION

            This letter shall be governed by the laws of the State of South Australia, without regard to conflicts of laws principles. The parties consent to the jurisdiction and venue of the South Australian Supreme Court for any action arising under or in connection with this letter.

Please confirm that this letter is in accordance with BRL Hardy's understanding of our agreement by signing this letter as indicated below.

Very truly yours

CONSTELLATION BRANDS, INC.



By:/s/ F. Paul Hetterich

Name:F. Paul Hetterich

Accepted and agreed to as of the date first set forth above

BRL HARDY LIMITED



By:/s/ D. B. Millar

Name:  D. B. Millar